EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

of

INTERNATIONAL BUSINESS MACHINES CORPORATION

As Restated and Filed May 27, 1992

And

As Amended through November 29, 2006

Certificate of Incorporation

of

INTERNATIONAL BUSINESS MACHINES CORPORATION

ONE:               The name of the corporation (hereinafter called “the Corporation”) is International Business Machines Corporation.

TWO:             The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and to exercise powers granted under the Business Corporation Law of the State of New York, provided that the Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

THREE:          The aggregate number of shares that the Corporation shall have authority to issue is 4,837,500,000 shares, consisting of 4,687,500,000 shares of the par value of $0.20 per share, which shall be designated “capital stock,” and 150,000,000 shares of the par value of $.01 per share, which shall be designated “preferred stock.”

FOUR:            (1) Subject to the provisions of the By-laws, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date, each share of the capital stock of the Corporation shall be entitled to one vote on all matters requiring a vote of the stockholders and, subject to the rights of the holders of any outstanding shares of preferred stock issued under this Article FOUR, shall be entitled to receive such dividends, in cash, securities, or property, as may from time to time be declared by the Board of Directors.  In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of preferred stock of the full amount to which they shall be entitled under this Article FOUR, the holders of capital stock shall be entitled, to the exclusion of the holders of the preferred stock of any series, to share ratably, according to the number of shares held by them, in all remaining assets of the Corporation available for distribution.

(2) The Board of Directors is authorized, at any time or from time to time, to issue preferred stock and (i) to divide the shares of preferred stock into series; (ii) to determine the designation for any such series by number, letter, or title that shall distinguish such series from any other series of preferred stock; (iii) to determine the number of shares in any such series (including a determination that such series shall consist of a single share); and (iv) to determine with respect to the shares of any series of preferred stock:

(a) whether the holders thereof shall be entitled to cumulative, noncumulative, or partially cumulative dividends and, with respect to shares entitled to dividends, the dividend rate or rates, including without limitation the methods and procedures for determining such rate or rates, and any other terms and conditions relating to such dividends;

(b) whether, and if so to what extent and upon what terms and conditions, the holders thereof shall be entitled to rights upon the liquidation of, or upon any distribution of the assets of, the Corporation;

(c) whether, and if so upon what terms and conditions, such shares shall be convertible into, or exchangeable for, other securities or property;

(d) whether, and if so upon what terms and conditions, such shares shall be redeemable;

(e) whether the shares shall be subject to any sinking fund provided for the purchase or redemption of such shares and, if so, the terms of such fund;

(f) whether the holders thereof shall be entitled to voting rights and, if so, the terms and conditions for the exercise thereof, provided that the holders of shares of preferred stock (i) will not be entitled to more than the lesser of (x) one vote per $100 of liquidation value or (y) one vote per share, when voting as a class with the holders of shares of capital stock, and (ii) will not be entitled to vote on any matter separately as a class, except, to the extent specified with respect to each series, (x) with respect to any amendment or alteration of the provisions of this Certificate of Incorporation that would adversely affect the powers, preferences, or special rights of the applicable series of preferred stock or (y) in the event the Corporation fails to pay dividends on any series of preferred stock in full for any six quarterly dividend payment periods, whether or not consecutive, in which event the number of directors may be increased by two and the holders of outstanding shares of preferred stock then similarly entitled shall be entitled to elect the two additional directors until full accumulated dividends on all such shares of preferred stock shall have been paid; and

(g) whether the holders thereof shall be entitled to other preferences or rights and, if so, the qualifications, limitations, or restrictions of such preferences or rights.

FIVE:              The town and county within the State of New York in which the office of the Corporation is to be located is the Town of North Castle, County of Westchester.

SIX:                The number of directors of the Corporation shall be provided in its By-laws, but not less than 9 nor more than 25.

SEVEN:          The Board of Directors may designate from their number an executive committee and one or more other committees, each of which shall consist of three or more directors.  All such committees, in the intervals between meetings of the Board of Directors and to the extent provided in the By-laws or the resolution of the Board of Directors establishing such a committee, shall have all the authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the Business Corporation Law of the State of New York.

The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by statute of the State of New York or authorized by the Board of Directors.

The Board of Directors may from time to time fix, determine, and vary the amount of the working capital of the Corporation; may determine what part, if any, of surplus shall be declared in dividends and paid to the stockholders; may determine the time or times for the declaration and payment of dividends, the amount thereof, and whether they are to be in cash, securities, or properties; may direct and determine the use and disposition of any surplus or net profits over and above the capital, and in its discretion may use or apply any such surplus or accumulated profits in the purchase or acquisition of bonds or other pecuniary obligations of the Corporation to such extent, and in such manner and upon such terms as the Board of Directors may deem expedient.

Directors shall be stockholders, subject to the power of the Board of Directors from time to time to prescribe a reasonable time after qualification within which newly elected directors must become stockholders.

Each director, in consideration of serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the stockholders or of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred in connection with the performance of duties.  Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

EIGHT:           In the absence of fraud, any director of the Corporation individually, or any firm or association of which any director is a member, or any corporation of which any director is an officer, director, stockholder, or employee, or in which such director is pecuniarily or otherwise interested, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction, or act of the Corporation, and

(1) Such contract, transaction, or act shall not be in any way invalidated or otherwise affected by that fact,

(2) Any such director of the Corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee thereof that shall authorize any such contract, transaction, or act, but may not vote thereon, and

(3) No director of the Corporation shall be liable to account to the Corporation for any profit realized by such director from or through any such contract, transaction, or act; provided, however, that if any such director of the Corporation is so interested either individually or as a member of a firm or association, or as the holder of a majority of the stock of any class of a corporation, the contract, transaction, or act shall be duly authorized or ratified by a majority of the Board of Directors who are not so interested and who know of such director’s interest therein.

To the extent permitted by law, any contract, transaction, or act of the Corporation or of the Board of Directors or of any committee thereof that shall be ratified, whether before or after judgment rendered in a suit with respect to such contract, transaction, or act, by the holders of a majority of the stock of the Corporation having voting power at any annual meeting or at any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the Corporation and shall constitute a complete bar to any such suit or to any claim of execution in respect of any such judgment; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction, or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors, officers, or employees of its or their right to proceed with such contract, transaction, or act.

NINE:              The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served, and the address within the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation that may be served upon the Secretary of State is Armonk, New York 10504.

TEN:               The holders of shares of the Corporation shall have no preemptive or preferential right to subscribe for or purchase any shares of the Corporation or any rights or options to purchase shares of the Corporation or any shares or other securities convertible into or carrying rights or options to purchase shares of the Corporation.

ELEVEN:        Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation’s directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.